EXHIBIT 24.1

FORTIS BENEFITS INSURANCE COMPANY

POWER OF ATTORNEY

The undersigned directors and officers of Fortis Benefits Insurance Company, a Minnesota corporation, hereby constitute and appoint Robert B. Pollock, Ranell M. Jacobson, Katherine Greenzang and Douglas R. Lowe, and each of them, the individual’s true and lawful attorneys-in-fact and agents, in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2004, to be filed by Fortis Benefits Insurance Company, or any amendment to such report, and all other documents in connection therewith, and to file the same with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them full power and authority as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title
/s/ J. Kerry Clayton	Chairman of the Board
J. Kerry Clayton

/s/ Robert B. Pollock	President and Chief Executive Officer
Robert B. Pollock

/s/ Alan W. Feagin	Director
Alan W. Feagin

/s/ Michael J. Peninger	Director
Michael J. Peninger

/s/ Lesley G. Silvester	Director
Lesley G. Silvester